EXHIBIT 99.1

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of SAN Holdings, Inc.

A signed original of this written statement required by Section 906 has been provided to SAN Holdings, Inc. and will be retained by SAN Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 15, 2003	/s/ John Jenkins John Jenkins, President and Chief Executive Officer

Date: April 15, 2003	/s/ Hugh A. O’Reilly Hugh A. O’Reilly Senior Vice President and Chief Financial Officer